UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: June 17, 2008
(Date of earliest event reported)
eResearchTechnology, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-29100	22-3264604

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

30 South 17th Street, Philadelphia, PA	19103

(Address of principal executive offices)	(Zip Code)
215-972-0420
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     As previously reported, on June 17, 2008, Steven M. Eisenstein became the Company’s interim Chief Financial Officer and Secretary, in addition to his prior position as Vice President and Corporate Controller. In connection with this appointment, the Company also amended and restated Mr. Eisenstein’s employment agreement effective on June 17, 2008. Under the terms of his agreement as amended, Mr. Eisenstein receives an annual salary of $150,000, an annual bonus opportunity of $37,500 and 5,000 stock options. The bonus opportunity will be earned pursuant to Company’s 2008 Bonus Plan, with 20% of the bonus based on the extent to which the Company achieves specified revenue targets, 60% of the bonus based on the extent to which the Company achieves specified net income targets and the remaining 20% based on the extent to which Mr. Eisenstein achieves individual performance objectives. The stock option award was issued pursuant to the Company’s Amended and Restated 2003 Equity Incentive Plan, priced at fair market value on the date of grant, which was June 17, 2008, and has a 7-year life with 4-year vesting in equal annual installments.
     Mr. Eisenstein will also be entitled to a special bonus in an amount up to $25,000, payable upon the earlier of (i) the Company’s appointment of a permanent Chief Financial Officer or (ii) the date on which the Company’s Report on Form 10-Q for the Fiscal Quarter Ended June 30, 2008 is filed with the Securities and Exchange Commission (the “SEC”), and a second special bonus in an amount up to $25,000 payable on the date on which the Company’s Report on Form 10-Q for the Fiscal Quarter Ended September 30, 2008 is filed with SEC if the Company has not appointed a permanent Chief Financial Officer by such date. The amount of any such special bonus payable to Mr. Eisenstein will be determined by the Company’s President and Chief Executive Officer based on the extent to which Mr. Eisenstein, in the discretion of the Company’s President and Chief Executive Officer, achieves the following performance goals: (A) timely filing of all reports required to be filed by the Company with the SEC; (B) timely completion of each material item required to be completed in connection with closing the Company’s books for a fiscal quarter; and (C) successful progress toward the integration of financial reporting and financial statement preparation for the Company and Covance Cardiac Safety Services, Inc. Any such special bonus will be paid in a lump sum, subject to applicable withholding, within ten days after the bonus becomes payable.
     Under the terms of Mr. Eisenstein’s agreement with the Company, either he or the Company may terminate his employment with or without cause (as defined therein) at any time. In the event that the Company terminates Mr. Eisenstein’s employment other than for cause, death or disability, the Company is obligated to pay him, in a lump sum, three months in salary and prorated bonus and to continue his benefits (as defined therein) for three months, subject to benefit plan restrictions. Mr. Eisenstein has also agreed to a customary nondisclosure covenant and a covenant that, during his employment and for a period of one year thereafter, Mr.

Eisenstein will neither compete with the Company nor solicit any customer, vendor, supplier or employee to terminate their relationship with the Company.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eResearchTechnology, Inc. (Registrant)
Date: June 18, 2008	By:	/s/ Michael J. McKelvey
Michael J. McKelvey,
President and Chief Executive Officer